UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

VALERITAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware)	333-198807	46-5648907
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

+1-908-927-9920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2016, Cameron Hui informed Valeritas Holdings, Inc. (the “Company”) that he will resign from the Board of Directors (the “Board”) of the Company as of October 10, 2016. To fill the vacancy left by Mr. Hui’s resignation, the Board unanimously appointed Katherine D. Crothall, PhD as a director of the Company, effective as of October 10, 2016. The Board affirmatively determined that Dr. Crothall is independent under the required standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934 and Rule 5605(a)(2) of the NASDAQ Listing Rules. Dr. Crothall will serve as a Class I director whose term will expire at the Company’s 2017 annual meeting of stockholders.

Dr. Crothall will receive the Company’s standard compensation provided for independent directors, which consists of an annual cash retainer of $35,000, with such cash payment for 2016 being pro-rated for her length of service during such calendar year. In addition, she will also receive a grant of 19,000 stock options pursuant to the Valeritas Holdings, Inc. 2016 Incentive Compensation Plan. The Company may also reimburse directors for any reasonable expenses incurred by them in connection with services provided in such capacity.

Dr. Crothall currently serves as President, CEO and Chairman of the Board of Aspire Bariatrics, a company committed to providing safe and effective treatments for obesity to patients worldwide. Prior to Aspire, Dr. Crothall was a Principal at Liberty Venture Partners, a venture capital firm located in Philadelphia, from 2006 until November 2010. Prior to Liberty Venture Partners, Dr. Crothall was Founder, President and CEO of Animas Corporation, a leading manufacturer of insulin infusion pumps located in West Chester, PA, from its inception to its acquisition by Johnson & Johnson Corporation in February 2006. Prior to Animas, Dr. Crothall was also the Founder, President and CEO of two other medical device companies: Luxar Corporation (Seattle, WA), which was founded in 1988 and sold to ESC Medical, and Laakmann Electro-Optics, which was founded in 1978 and sold to Johnson & Johnson in 1981. Dr. Crothall continued running Laakmann Electro-Optics for five years post-acquisition.

Dr. Crothall received her BS from the University of Pennsylvania and her PhD from the University of Southern California, both in Electrical Engineering. She holds over twenty patents and is the recipient of several awards including the Ernst & Young Entrepreneur of the Year Award in 2003 and the Greater Philadelphia Raymond Rafferty Entrepreneurial Excellence Award in 2004. Dr. Crothall is a director of Adhezion BioMedical and Xanitos, Inc. She also sits on the Board of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania.

Item 8.01. Other Events

On September 22, 2016, the Company issued a press release titled “Industry Veteran Katherine D. Crothall, PhD to Join Valeritas Board of Directors”. A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01. Exhibits

(d)	Exhibits

99.1	Press release issued by the Company on September 22, 2016 titled “Industry Veteran Katherine D. Crothall, PhD to Join Valeritas Board of Directors”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERITAS HOLDINGS, INC.

Date: September 22, 2016	By:	/s/ John Timberlake
Name: John Timberlake
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on September 22, 2016 titled “Industry Veteran Katherine D. Crothall, PhD to Join Valeritas Board of Directors”.